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                                                            EXHIBIT 99.5

                       CONSENT OF PERSON NAMED AS ABOUT
                            TO BECOME A DIRECTOR

    Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Energy East Corporation in the Registration Statement on Form S-4 of Energy East Corporation dated April 20, 2001.

Dated: April 20, 2001


                                                   /s/ Thomas S. Richards
                                                   ------------------------
                                                       Thomas S. Richards